UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

HELIOS AND MATHESON INFORMATION TECHNOLOGY INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22945	13-3169913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South, New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 979-8228

HELIOS AND MATHESON NORTH AMERICA INC
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a material Definitive Agreement

With reference to Legal Proceeding details under Note 10 to Consolidated Financial Statements of Form 10Q filed on May 13, 2011, Helios and Matheson Information Technology Inc. (HMIT Inc.) (Formerly Helios and Matheson North America Inc.) has entered into a settlement agreement with Cogito Ltd. and Cogito Software North America, Inc. (“Cogito”) which has resolved all outstanding issues between the parties in the matter before the Supreme Court of the State of New York.   Cogito and HMIT Inc. agree to take all steps necessary to obtain, as promptly as possible, court approval of the dismissal of the action in New York by filing a Stipulation of Dismissal. Apart from an outstanding royalty payment of $14,775.75 made by HMIT Inc. to Cogito, there are no further financial implications for either party.

HMIT Inc. has also entered into a settlement agreement with Mark Schora which resolves all outstanding issues related to the action filed by HMIT Inc. in New Jersey state court.  HMIT Inc. and Mark Schora agree to take all steps necessary to obtain, as promptly as possible, court approval of the dismissal of the action in New Jersey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON INFORMATION TECHNOLOGY INC.

By: /s/ Suparna NR
Chief Operating Officer

Date: May 23, 2011